CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Board of Directors
First Investors Life Insurance Company
95 Wall Street
New York, NY  10005


      We hereby consent to the use in Post-Effective Amendment No. 14 to the Registration Statement on Form N-4 (File No. 33-33419) of our report dated February 17, 1999 relating to the December 31, 1998 financial statements of First Investors Life Variable Annuity Fund C and our report dated February 17, 1999 relating to the December 31, 1998 financial statements of First Investors Life Insurance Company, which are included in said Registration Statement.



                                          /s/ TAIT, WELLER & BAKER

                                          TAIT, WELLER & BAKER


Philadelphia, Pennsylvania
November 5, 1999